EXHIBIT 99.1

Donegal Group Inc. Announces 14% Increase in Net Income for Third Quarter 2014

MARIETTA, Pa., Oct. 24, 2014 (GLOBE NEWSWIRE) -- Donegal Group Inc. (Nasdaq:DGICA) and (Nasdaq:DGICB) today reported its financial results for the third quarter and first nine months of 2014. Significant developments include:

  Net income increased 14.3% to $8.7 million for the third quarter of 2014, compared to $7.7 million for the third quarter of 2013
  Statutory combined ratio1 of 95.0% for the third quarter of 2014, compared to 96.0% for the third quarter of 2013
  8.2% increase in net premiums written to $147.8 million for the third quarter of 2014, reflecting continuing organic growth in commercial lines and the impact of premium rate increases
  Book value per share of $15.43 at September 30, 2014, compared to $15.02 at year-end 2013

	Three Months Ended September 30,			Nine Months Ended September 30,
	2014	2013	% Change	2014	2013	% Change
	(dollars in thousands, except per share amounts)

Income Statement Data
Net premiums earned	$ 142,150	$ 130,645	8.8%	$ 412,287	$ 382,310	7.8%
Investment income, net	4,299	4,624	-7.0	13,529	14,110	-4.1
Realized gains	351	349	0.6	2,297	2,944	-22.0
Total revenues	149,135	138,335	7.8	434,957	407,715	6.7
Net income	8,749	7,654	14.3	10,053	16,758	-40.0
Operating income[1]	8,517	7,423	14.7	8,537	14,815	-42.4

Per Share Data
Net income – Class A (diluted)	$ 0.33	$ 0.30	10.0%	$ 0.38	$ 0.65	-41.5%
Net income – Class B	0.30	0.27	11.1	0.35	0.60	-41.7
Operating income – Class A (diluted)	0.32	0.29	10.3	0.32	0.58	-44.8
Operating income – Class B	0.29	0.26	11.5	0.29	0.53	-45.3
Book value	15.43	14.95	3.2	15.43	14.95	3.2

1The "Definitions of Non-GAAP and Operating Measures" section of this release defines and reconciles data that the Company has prepared on an accounting basis other than U.S. generally accepted accounting principles ("GAAP").

Kevin G. Burke, Acting Chief Executive Officer of Donegal Group Inc., noted, "Donegal Group achieved strong underwriting results during the third quarter of 2014, contributing to net income that ranked among the best quarterly earnings we have achieved over the past five years. We have continued to execute our long-term strategic business plan, which calls for us to outperform the property and casualty insurance industry in terms of service, profitability and book value growth over the long term."

Mr. Burke further remarked, "Our solid growth and profitability for the third quarter of 2014 reflected the value of our conservative underwriting philosophy and consistent growth initiatives. Those initiatives center on our regional business approach with marketing, underwriting and claims service tailored to fit the specific characteristics and needs of our geographic markets."

Mr. Burke continued, "Over the past several years, we have emphasized growth in our commercial lines of business as a means of enhancing our underwriting margins over time. Continuing through the third quarter of 2014, we have been successful in obtaining commercial renewal premium increases in the mid-single-digit percentage range, which has contributed to our net written premium growth. We also continue to attract new business as we expand the distribution of our commercial lines products across our regions, appoint new commercially focused agents and commit additional resources to supporting all of our agency relationships."

Mr. Burke added, "Our personal lines emphasis in recent years has been focused on improving profitability, and we are continuing to realize growth in net premiums earned due to premium rate increases we implemented throughout the past year. Reflecting the benefits of increased premiums and other underwriting initiatives, our personal lines statutory combined ratio declined to 95.2% for the third quarter, representing the most profitable quarterly underwriting results we have reported in this business segment during the past several years.

"We are optimistic about our future prospects based on the value proposition we deliver to our independent agents. Our focused approach on service and responsiveness has set the stage for continued, profitable growth in our regional markets," Mr. Burke concluded.

At September 30, 2014, the Company's book value per share was $15.43, compared to $15.02 at December 31, 2013, and $14.95 at September 30, 2013. The increase in book value at September 30, 2014, reflected the Company's positive earnings contribution and an increase in net unrealized gains in the fair value of the Company's available-for-sale securities portfolio.

Insurance Operations

Donegal Group is an insurance holding company whose insurance subsidiaries offer personal and commercial property and casualty lines of insurance in four Mid-Atlantic states (Delaware, Maryland, New York and Pennsylvania), three New England states (Maine, New Hampshire and Vermont), seven Southeastern states (Alabama, Georgia, North Carolina, South Carolina, Tennessee, Virginia and West Virginia) and eight Midwestern states (Indiana, Iowa, Michigan, Nebraska, Ohio, Oklahoma, South Dakota and Wisconsin). The insurance subsidiaries of Donegal Group conduct business together with Donegal Mutual Insurance Company as the Donegal Insurance Group.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2014	2013	% Change	2014	2013	% Change
	(dollars in thousands)

Net Premiums Written
Personal lines:
Automobile	$ 53,154	$ 50,838	4.6%	$ 155,676	$ 149,702	4.0%
Homeowners	32,057	29,768	7.7	86,142	80,712	6.7
Other	4,463	4,238	5.3	12,846	11,871	8.2
Total personal lines	89,674	84,844	5.7	254,664	242,285	5.1
Commercial lines:
Automobile	15,775	14,029	12.4	50,545	45,218	11.8
Workers' compensation	20,682	18,344	12.7	69,605	61,262	13.6
Commercial multi-peril	20,072	18,038	11.3	63,863	57,695	10.7
Other	1,637	1,375	19.1	5,180	3,201	61.8
Total commercial lines	58,166	51,786	12.3	189,193	167,376	13.0
Total net premiums written	$ 147,840	$ 136,630	8.2%	$ 443,857	$ 409,661	8.3%

The Company's net premiums written increased 8.2% for the third quarter of 2014 compared to the third quarter of 2013. This increase represented the combination of 12.3% growth in commercial lines writings and 5.7% growth in personal lines writings. The $11.2 million growth in net premiums written for the third quarter of 2014 compared to the third quarter of 2013 included:

  $2.3 million, or 1.7% of total net premiums written, related to a 2014 change in the Michigan Insurance Company ("MICO") quota-share reinsurance agreement that continues to reduce the amount of business MICO cedes to external reinsurers. The Company acquired MICO in 2010.
  $5.1 million in commercial lines premiums, excluding the MICO quota-share reinsurance change, that the Company attributes primarily to premium rate increases and new commercial accounts the Company's insurance subsidiaries have written throughout their operating regions.
  $3.8 million in personal lines premiums, excluding the MICO quota-share reinsurance change. The increase reflects the premium rate increases and underwriting initiatives the Company has implemented over the past four quarters.

The Company's net premiums written increased 8.3% in the first nine months of 2014. The increase included $7.7 million related to a reduction in the percentage of the premiums MICO ceded under its quota-share reinsurance agreement with external reinsurers in the first nine months of 2014 compared to 2013. Excluding the quota-share reinsurance change, commercial lines premiums rose $17.4 million and personal lines premiums rose $9.1 million for the first nine months of 2014 compared to the first nine months of 2013. Reinsurance reinstatement premiums for the first nine months of 2014 were $3.3 million higher than in the prior-year period.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Statutory Combined Ratios
Personal Lines:
Automobile	94.0%	101.9%	98.4%	102.1%
Homeowners	97.5	93.0	99.3	94.5
Other	92.7	77.5	106.3	82.8
Total personal lines	95.2	97.9	99.1	98.7
Commercial Lines:
Automobile	107.2	109.0	111.9	103.9
Workers' compensation	89.3	93.4	92.3	100.8
Commercial multi-peril	95.6	87.1	107.8	96.0
Total commercial lines	94.4	93.0	101.3	97.5
Total lines	95.0%	96.0%	100.0%	98.2%

GAAP Combined Ratios (Total Lines)
Loss ratio (non-weather)	56.3%	57.8%	60.3%	61.6%
Loss ratio (weather-related)	7.7	7.2	9.2	6.4
Expense ratio	32.1	32.3	31.8	31.8
Dividend ratio	0.7	0.3	0.5	0.3
Combined ratio	96.8%	97.6%	101.8%	100.1%

For the third quarter of 2014, the Company's statutory loss ratio decreased to 63.6%, compared to 65.1% for the third quarter of 2013.  For the first nine months of 2014, the Company's statutory loss ratio increased modestly to 69.6% from 68.2% for the first nine months of 2013.

Jeffrey D. Miller, Executive Vice President and Chief Financial Officer, noted, "We are pleased to have achieved a 95.0% statutory combined ratio for the third quarter of 2014, which reflected a continuation of positive trends within our core underwriting results. All of our major lines of business achieved underwriting profitability, with the exception of commercial automobile. Our commercial automobile combined ratio, while elevated, improved from our experience in that line of business for the prior-year third quarter and the first half of 2014."

Mr. Miller continued, "Our Mid-Atlantic region's underwriting results during the third quarter of 2014 reflected a lesser impact from severe weather events compared to the first half of the year. Conversely, several wind and hail storms impacted policyholders in our Midwest region, and heavy rains within the state of Michigan caused a significant number of water backup claims. No weather event generated an accumulation of claims that exceeded our catastrophe reinsurance retention during the third quarter of 2014, but the increased activity drove weather-related losses slightly above our five-year average for third quarter weather losses."

Weather-related losses were $10.9 million for the third quarter of 2014, representing 7.7 percentage points of the Company's loss ratio, compared to the $9.4 million in weather-related losses, or 7.2 percentage points of the Company's loss ratio, that the Company incurred for the third quarter of 2013.

Large fire losses totaled $6.3 million in the third quarter of 2014, or 4.4 percentage points of the Company's loss ratio, increasing from the $3.1 million, or 2.4 percentage points of the Company's loss ratio, that the Company experienced during the third quarter of 2013. The increase in large fire losses reflected increased claim activity in both the homeowners and commercial multi-peril lines of business. Development of reserves for losses incurred in prior accident years added 1.4 percentage points to the Company's loss ratio for the third quarter of 2014, compared to 2.4 percentage points for the third quarter of 2013.

The Company's statutory expense ratio1 of 30.7% for the third quarter of 2014 was comparable to the 30.6% statutory expense ratio for the third quarter of 2013.

Investment Operations

Donegal Group's investment strategy is to generate an appropriate amount of after-tax income on its invested assets while minimizing credit risk through investment in high-quality securities. As a result, the Company had invested 89.7% of its consolidated investment portfolio in diversified, highly rated and marketable fixed-maturity securities at September 30, 2014.

	September 30, 2014		December 31, 2013
	Amount	%	Amount	%
	(dollars in thousands)
Fixed maturities, at carrying value:
U.S. Treasury securities and obligations of U.S. government corporations and agencies	$ 72,449	8.8%	$ 62,279	7.9%
Obligations of states and political subdivisions	375,905	45.5	385,982	48.7
Corporate securities	111,306	13.5	55,547	7.0
Mortgage-backed securities	180,902	21.9	140,214	17.7
Total fixed maturities	740,562	89.7	644,022	81.3
Equity securities, at fair value	30,087	3.6	12,423	1.6
Investments in affiliates	38,838	4.7	35,685	4.5
Short-term investments, at cost	16,433	2.0	99,678	12.6
Total investments	$ 825,920	100.0%	$ 791,808	100.0%

Average investment yield	2.2%		2.4%
Average tax-equivalent investment yield	3.0%		3.3%
Average fixed-maturity duration (years)	4.7		4.5

A 7.0% decrease in net investment income for the third quarter of 2014 primarily reflected the impact of the lower average investment yield on the Company's fixed-maturity securities portfolio, offset partially by an increase in average invested assets, compared to the third quarter of 2013. Net realized investment gains were $351,000 for the third quarter of 2014, compared to $349,000 for the third quarter of 2013. The Company had no impairments in its investment portfolio that it considered to be other than temporary during the third quarter of 2014 or 2013.

Mr. Miller, in commenting on the Company's investment operations, noted, "During the third quarter of 2014, we continued to stay the course in terms of investment strategy. We reinvested proceeds from maturing investments into longer-duration municipal bonds to provide future investment income, but we continued to maintain a relatively short average portfolio duration so we are positioned to take advantage of potential future increases in interest rates."

The Company owns 48.2% of the outstanding stock of Donegal Financial Services Corporation ("DFSC"), which owns all of the outstanding capital stock of Union Community Bank. The Company accounts for its investment in DFSC using the equity method of accounting. The Company's equity in the earnings of DFSC was $477,000 for the third quarter of 2014, compared to $735,000 for the third quarter of 2013. Donegal Mutual Insurance Company owns the remaining 51.8% of the outstanding stock of DFSC.

Definitions of Non-GAAP and Operating Measures

The Company prepares its consolidated financial statements on the basis of GAAP. The Company's insurance subsidiaries also prepare financial statements based on statutory accounting principles state insurance regulators prescribe or permit ("SAP"). In addition to using GAAP-based performance measurements, the Company also utilizes certain non-GAAP financial measures that it believes provide value in managing its business and for comparison to the financial results of its peers. These non-GAAP measures are operating income and statutory combined ratio.

Operating income is a non-GAAP financial measure investors in insurance companies commonly use. The Company defines operating income as net income excluding after-tax net realized investment gains or losses. Because the Company's calculation of operating income may differ from similar measures other companies use, investors should exercise caution when comparing the Company's measure of operating income to that of other companies.

The following table provides a reconciliation of the Company's net income to its operating income for the periods indicated:

	Three Months Ended September 30,			Nine Months Ended September 30,
	2014	2013	% Change	2014	2013	% Change
	(dollars in thousands, except per share amounts)

Reconciliation of Net Income to Operating Income
Net income	$ 8,749	$ 7,654	14.3%	$ 10,053	$ 16,758	-40.0%
Realized gains (after tax)	(232)	(231)	0.4	(1,516)	(1,943)	-22.0
Operating income	$ 8,517	$ 7,423	14.7%	$ 8,537	$ 14,815	-42.4%

Per Share Reconciliation of Net Income to Operating Income
Net income – Class A (diluted)	$ 0.33	$ 0.30	10.0%	$ 0.38	$ 0.65	-41.5%
Realized gains (after tax)	(0.01)	(0.01)	--	(0.06)	(0.07)	-14.3
Operating income – Class A	$ 0.32	$ 0.29	10.3%	$ 0.32	$ 0.58	-44.8%

Net income – Class B	$ 0.30	$ 0.27	11.1%	$ 0.35	$ 0.60	-41.7%
Realized gains (after tax)	(0.01)	(0.01)	--	(0.06)	(0.07)	-14.3
Operating income – Class B	$ 0.29	$ 0.26	11.5%	$ 0.29	$ 0.53	-45.3%

Statutory combined ratio is a non-GAAP standard measurement of underwriting profitability that is based upon amounts determined under SAP. The statutory combined ratio is the sum of:

  the statutory loss ratio, which is the ratio of calendar-year incurred losses and loss expenses to premiums earned;
  the statutory expense ratio, which is the ratio of expenses incurred for net commissions, premium taxes and underwriting expenses to premiums written; and
  the statutory dividend ratio, which is the ratio of policyholder dividends to premiums earned.

The statutory combined ratio does not reflect investment income, federal income taxes or other non-operating income or expense. A statutory combined ratio of less than 100% generally indicates underwriting profitability.

Conference Call and Webcast

The Company will hold a conference call and webcast on Friday, October 24, 2014, beginning at 11:00 A.M. Eastern Time. You may listen via the Internet by accessing the webcast link on the Company's web site at http://investors.donegalgroup.com.  A replay of the conference call will also be available via the Company's web site.

About the Company

Donegal Group is an insurance holding company. The Company's Class A common stock and Class B common stock trade on the NASDAQ Global Select Market under the symbols DGICA and DGICB, respectively. As an effective acquirer of small to medium-sized "main street" property and casualty insurers, Donegal Group has grown profitably since its formation in 1986. The Company continues to seek opportunities for growth while striving to achieve its longstanding goal of outperforming the industry in terms of service, profitability and growth in book value.

As Forbes reported in April 2014, Donegal Group Inc. was named to a list of the Most Trustworthy Financial Companies for 2014, ranking the Company among firms that have consistently demonstrated transparent and conservative accounting practices and solid corporate governance and management. A reprint of the Forbes article is available as a "Featured Report" on the Company's web site.

Safe Harbor

We base all statements contained in this release that are not historic facts on our current expectations. These statements are forward-looking in nature (as defined in the Private Securities Litigation Reform Act of 1995) and involve a number of risks and uncertainties. Actual results could vary materially. Factors that could cause actual results to vary materially include: our ability to maintain profitable operations, the adequacy of the loss and loss expense reserves of our insurance subsidiaries, business and economic conditions in the areas in which we operate, interest rates, competition from various insurance and other financial businesses, terrorism, the availability and cost of reinsurance, adverse and catastrophic weather events, legal and judicial developments, changes in regulatory requirements, our ability to integrate and manage successfully the companies we may acquire from time to time and other risks we describe from time to time in the periodic reports we file with the Securities and Exchange Commission. You should not place undue reliance on any such forward-looking statements. We disclaim any obligation to update such statements or to announce publicly the results of any revisions that we may make to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Donegal Group Inc.
Consolidated Statements of Income
(unaudited; in thousands, except share data)

	Quarter Ended September 30,
	2014	2013

Net premiums earned	$ 142,150	$ 130,645
Investment income, net of expenses	4,299	4,624
Net realized investment gains	351	349
Lease income	217	213
Installment payment fees	1,641	1,769
Equity in earnings of DFSC	477	735
Total revenues	149,135	138,335

Net losses and loss expenses	91,004	84,883
Amortization of deferred acquisition costs	22,889	20,766
Other underwriting expenses	22,795	21,455
Policyholder dividends	934	457
Interest	368	432
Other expenses	531	828
Total expenses	138,521	128,821

Income before income tax expense	10,614	9,514
Income tax expense	1,865	1,860

Net income	$ 8,749	$ 7,654

Net income per common share:
Class A - basic and diluted	$ 0.33	$ 0.30
Class B - basic and diluted	$ 0.30	$ 0.27

Supplementary Financial Analysts' Data

Weighted-average number of shares outstanding:
Class A - basic	21,175,388	20,383,165
Class A - diluted	21,701,648	20,607,611
Class B - basic and diluted	5,576,775	5,576,775

Net written premiums	$ 147,840	$ 136,630

Book value per common share at end of period	$ 15.43	$ 14.95

Annualized return on average equity	8.5%	7.9%

Donegal Group Inc.
Consolidated Statements of Income
(unaudited; in thousands, except share data)

	Nine Months Ended September 30,
	2014	2013

Net premiums earned	$ 412,287	$ 382,310
Investment income, net of expenses	13,529	14,110
Net realized investment gains	2,297	2,944
Lease income	644	639
Installment payment fees	4,965	5,212
Equity in earnings of DFSC	1,235	2,500
Total revenues	434,957	407,715

Net losses and loss expenses	286,524	259,935
Amortization of deferred acquisition costs	66,233	60,236
Other underwriting expenses	64,800	61,336
Policyholder dividends	1,936	1,272
Interest	1,177	1,253
Other expenses	2,146	3,223
Total expenses	422,816	387,255

Income before income tax expense	12,141	20,460
Income tax expense	2,088	3,702

Net income	$ 10,053	$ 16,758

Net income per common share:
Class A - basic	$ 0.39	$ 0.66
Class A - diluted	$ 0.38	$ 0.65
Class B - basic and diluted	$ 0.35	$ 0.60

Supplementary Financial Analysts' Data

Weighted-average number of shares outstanding:
Class A - basic	21,004,426	20,246,449
Class A - diluted	21,436,188	20,551,826
Class B - basic and diluted	5,576,775	5,576,775

Net written premiums	$ 443,857	$ 409,661

Book value per common share at end of period	$ 15.43	$ 14.95

Annualized return on average equity	3.3%	5.7%

Donegal Group Inc.
Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2014	2013
	(unaudited)

ASSETS
Investments:
Fixed maturities:
Held to maturity, at amortized cost	$ 308,941	$ 240,370
Available for sale, at fair value	431,621	403,652
Equity securities, at fair value	30,087	12,423
Investments in affiliates	38,838	35,685
Short-term investments, at cost	16,433	99,678
Total investments	825,920	791,808
Cash	30,998	27,636
Premiums receivable	139,567	123,905
Reinsurance receivable	251,812	244,239
Deferred policy acquisition costs	49,082	43,628
Prepaid reinsurance premiums	121,162	112,664
Other assets	39,181	41,531
Total assets	$ 1,457,722	$ 1,385,411

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Losses and loss expenses	$ 520,103	$ 495,619
Unearned premiums	422,802	382,735
Accrued expenses	16,961	19,265
Borrowings under line of credit	56,000	58,000
Subordinated debentures	5,000	5,000
Other liabilities	21,912	27,915
Total liabilities	1,042,778	988,534
Stockholders' equity:
Class A common stock	223	218
Class B common stock	56	56
Additional paid-in capital	197,754	189,116
Accumulated other comprehensive income (loss)	4,222	(2,313)
Retained earnings	225,791	222,889
Treasury stock, at cost	(13,102)	(13,089)
Total stockholders' equity	414,944	396,877
Total liabilities and stockholders' equity	$ 1,457,722	$ 1,385,411
CONTACT: Jeffrey D. Miller
         Executive Vice President & Chief Financial Officer
         Phone: (717) 426-1931
         E-mail: investors@donegalgroup.com